GIBSON, DUNN & CRUTCHER LLP
                                     Lawyers

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                   __________

           1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5306
                                 (202) 955-8500
                               www.gibsondunn.com


                                 March 20, 2006


Direct Dial                                                    Client Matter No.
(202) 955-8500                                                  C 72007-00102

Fax No.
(202) 530-9569



Pitney Bowes Inc.
World Headquarters
1 Elmcroft Road
Stamford, CT  06926


     Re: PITNEY BOWES INC. - THE PITNEY BOWES INC. DIRECTORS' STOCK PLAN REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-8 ("Registration Statement"), of Pitney Bowes Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), in connection with the offering by the Company of up to 400,000 shares of the Company's Common Stock, par value $1 per share, (the "Shares"). The Shares subject to the Registration Statement are to be issued under the Pitney Bowes Inc. Directors' Stock Plan (the "Plan").

            We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

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March 20, 2006
Page 2



            Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

            We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.

            We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                               Very truly yours,


                                               /s/ GIBSON, DUNN & CRUTCHER LLP
                                               -------------------------------
                                               GIBSON, DUNN & CRUTCHER LLP